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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated June 18, 2001 included in Oracle Corporation's Form 10-K for the year ended May 31, 2001. We also consent to the incorporation by reference of our report dated May 31, 2001, included in the Oracle Corporation 401(k) Savings and Investment Plan's Form 11-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.

                                                       /s/ ARTHUR ANDERSEN LLP


San Jose, California
November  6, 2001